Exhibit 31.2

CERTIFICATION

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Salman H. Khan, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended December 31, 2021 of Verb Technology Company, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 12, 2022

/s/ Salman H. Khan
Salman H. Khan
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer